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                                                                   Exhibit 23(a)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Shared Medical Systems Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our reports dated February 9, 1998 included (or incorporated by reference) in Shared Medical Systems Corporation's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Registration Statement.


/s/ Arthur Andersen LLP


Philadelphia, Pennsylvania
June 29, 1998